UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2006 (the “Retirement Date”), The Mills Corporation (“TMC” or the “Company”) entered into a Retirement Agreement with Laurence C. Siegel, providing for his immediate retirement and resignation as Chief Executive Officer and employee of TMC and as the officer and director of any subsidiaries and affiliates of the Company (the “Retirement Agreement”). Mr. Siegel remains a director of TMC, and holds the title of Non-Executive Chairman of the Board of Directors of the Company (the “Board”), subject to certain conditions specified in the Retirement Agreement. Mr. Siegel also agrees to provide consulting services to TMC for a period of time after the Retirement Date. A copy of the Retirement Agreement is filed with this report as Exhibit 10.1. A summary of the Retirement Agreement is set forth below in Item 5.02 and is qualified in its entirety by reference to the text of the Retirement Agreement, which is incorporated herein by reference.

In connection with Mr. Ordan’s appointment as TMC’s Chief Executive Officer and President on October 1, 2006, Mr. Ordan will be eligible to receive additional compensation as described in Item 5.02.

Item 1.02	Termination of a Material Definitive Agreement

The Retirement Agreement referenced in Item 1.01 (a) supersedes the Employment Agreement, by and between the Company and Mr. Siegel, dated as of April 1, 2004 (the “Employment Agreement”), except as the Retirement Agreement specifically provides otherwise, (b) supersedes any agreements pursuant to which Mr. Siegel had been entitled to receive cash or equity-based compensation, except The Mills Corporation Restricted Stock Agreement, by and between the Company and Mr. Siegel, dated January 1, 1998 (the “Restricted Stock Agreement”), and (c) amends the Restricted Stock Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Retirement Agreement referenced in Item 1.01 provides for the retirement and resignation of Mr. Siegel as Chief Executive Officer and employee of TMC and as the officer and director of any subsidiaries and affiliates of the Company, effective as of the Retirement Date (as defined in Item 1.01). Mr. Siegel remains a director of the Company, and holds the title of Non-Executive Chairman of the Board, subject to certain conditions described below. A press release announcing the retirement and resignation of Mr. Siegel is filed with this report as Exhibit 99.1. The press release and the Retirement Agreement filed as Exhibit 10.1 hereto are each incorporated herein by reference.

According to the Retirement Agreement (as defined in Item 1.01), Mr. Siegel retired and resigned as Chief Executive Officer and employee of the Company on September 30, 2006. As of the Retirement Date and thereafter, Mr. Siegel will continue to be a director of the Company and will hold the title of Non-Executive Chairman of the Board. Mr. Siegel will become eligible to receive fees or other compensation for his service as Non-Executive Chairman of the Board on January 1, 2007 and thereafter. If the Company closes a transaction with Colony Capital Acquisition, LLC (“Colony”) and Kan Am USA Management XXII Limited Partnership (“Kan Am”) with respect to the development of Meadowlands Xanadu (the “Meadowlands Project”), Mr. Siegel will immediately resign his title as Non-Executive Chairman of the Board, although he will continue to serve the Company as a non-employee director. In 2005, Mr. Siegel was elected to a term as a director ending in 2008.

Pursuant to the Retirement Agreement, Mr. Siegel is entitled to receive: (a) certain amounts of accrued but unpaid compensation through the Retirement Date; (b) two years of COBRA coverage, at the Company’s expense, for Mr. Siegel and his spouse and dependents (if applicable) under TMC’s medical and dental insurance plans; (c) $50,000 in reimbursement of legal fees that Mr. Siegel incurred in negotiating the Retirement Agreement; (d) a severance payment equal to $2,500,000; (e) vesting of outstanding shares of restricted stock pursuant to the Restricted Stock Agreement (as defined in Item 1.02) only if a change in control (as defined in the Retirement Agreement) is consummated prior to July 1, 2007; and (f) a lump-sum payment equal to the difference between (i) $737,500 and (ii) the aggregate payments that Mr. Siegel receives for providing consulting services to TMC under the Retirement Agreement (excepting reimbursements for ordinary and necessary consulting expenses). Mr. Siegel is also entitled to receive a lump sum payment equal to $10,500,000 if the Company experiences a change in control (as defined in the Retirement Agreement) on or prior to December 31, 2007. The Board may delay paying any amounts described in this paragraph for a period of six months, if the Board believes in good faith that Mr. Siegel may incur an additional tax under Section 409A of the Internal Revenue Code of 1986, as amended. According to the Retirement Agreement, Mr. Siegel agrees to repay the Company for any expense reimbursements that the Company may have erroneously paid to Mr. Siegel during his employment term, and any non-business related perquisites that the Company may have erroneously provided to Mr. Siegel during his employment term.

Pursuant to the Retirement Agreement, Mr. Siegel agrees to provide consulting services to TMC from the Retirement Date to December 31, 2006, as may be requested by the Company. Any such consulting services may include helping the Company with strategic advice and planning, including reasonably assisting with any transaction contemplated by the Company. For every day Mr. Siegel renders consulting services to the Company, he is entitled to receive a $5,000 payment and reimbursement of his ordinary and necessary consulting expenses.

According to the Retirement Agreement, Mr. Siegel agrees to comply with restrictions on competing with the Company, restrictions on soliciting employees, and requirements on cooperating with the Company, including cooperation with any corporate transaction contemplated by TMC.

On October 1, 2006, the Board appointed Mr. Mark S. Ordan as TMC’s Chief Executive Officer and President. In connection with his appointment as Chief Executive Officer and President, Mr. Ordan will be eligible to receive special bonus payments of up to $1.7 million, subject to the satisfaction of certain performance criteria. These performance criteria generally relate to Mr. Ordan’s participation in, assistance with and facilitation of the strategic alternatives process. In addition, the vesting schedule for 70,000 shares of restricted stock, which were previously awarded to Mr. Ordan in February 2006 in connection with his appointment as the Company’s Chief Operating Officer, will be adjusted so that starting in the fourth quarter of 2006, such shares shall vest in equal quarterly installments through April 1, 2010. These restricted shares originally vested 50% on April 1, 2009 and 50% on April 1, 2010. Mr. Ordan’s business experience and a brief description of the material terms of his employment agreement are set forth in Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2006 and June 27, 2006.

Item	8.01. Other Events.

In a Current Report on Form 8-K filed with the SEC on March 17, 2006, TMC disclosed that it had notified the New York Stock Exchange (the “NYSE”) that its 2005 Form 10-K would be filed late. Subsequently, in a Current Report on Form 8-K filed on March 30, 2006, TMC disclosed that it had been notified by the NYSE that it had until six months after the filing due date to file its 2005 Form 10-K with the SEC (i.e., until September 30, 2006) before the NYSE would commence suspension and delisting procedures. In a Current Report on Form 8-K filed on September 15, 2006, the Company further disclosed that pursuant to Section 802.01E of the NYSE Listed Company Manual, it intended to request from the NYSE a three month extension of the period in which to file its 2005 Form 10-K. In a letter to the NYSE dated September 26, 2006, TMC formally requested a three-month extension of its listing privileges pending the filing of its 2005 Form 10-K.

In a letter dated September 28, 2006, received by the Company on September 29, 2006, the NYSE informed TMC that the NYSE had granted the Company an additional three-month trading period through January 2, 2007. In granting that extension, the NYSE recommended that TMC disclose to the market certain 2006 operating metrics and noted that it would reevaluate the three-month extension at the end of October 2006 in light of that disclosure recommendation. The letter further stated that the NYSE would closely monitor TMC’s progress toward filing its 2005 Form 10-K and that failure to do so could result in suspension of TMC’s listing privileges prior to January 2, 2007. In addition, the NYSE informed the Company that, in the event that TMC does not complete the filing of its 2005 Form 10-K with the SEC by April 2, 2007, the NYSE will move forward with the initiation of suspension and delisting procedures. The NYSE also noted in its letter that it would also continue to monitor TMC’s progress on its other delayed filings as part of its listing assessment and that it would maintain the “LF” indicator on TMC’s securities and include the Company on the “late filer” list on nyse.com until such time as TMC was current with all of its periodic SEC filings.

TMC also announced on October 2, 2006 that it continues to work through the complex issues required to consummate the previously announced Meadowlands Project.

Statements in this Form 8-K that are not historical—including, among other things, as to TMC’s completion of the transaction with Colony and Kan Am relating to the Meadowlands Project on the expected terms or in the expected time frames or at all or the financial implications of the transaction or the ability of TMC to continue to have its securities listed on the NYSE—may be deemed forward-looking statements within the meaning of the federal securities laws. Although TMC believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, TMC can give no assurance that its expectations will be attained and it is possible that actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to, TMC’s ability to satisfy the conditions to closing the Meadowlands Project and the conditions to the continued listing of TMC’s securities on the NYSE. TMC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

10.1	Retirement Agreement, dated as of September 29, 2006, by and between The Mills Corporation and Laurence C. Siegel.

99.1	October 2, 2006 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/S/ MARK S. ORDAN
Name: Title:	Mark S. Ordan Chief Executive Officer

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

By:	/S/ MARK S. ORDAN
Name: Title:	Mark S. Ordan Chief Executive Officer

Date: October 2, 2006

EXHIBIT INDEX

Exhibit No.

10.1	Retirement Agreement, dated as of September 29, 2006, by and between The Mills Corporation and Laurence C. Siegel.

99.1	October 2, 2006 Press Release.